Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 12, 2009 (April 6, 2010 as to Note 31), relating to the consolidated financial statements of The Greenbrier Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of accounting guidance related to convertible debt and noncontrolling interests) appearing in the Company’s Current Report on Form 8-K dated April 6, 2010 and our report dated November 12, 2009 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2009, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Portland, Oregon
April 6, 2010